Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Announces Holding Company Reorganization

Transaction will Simplify Capital and Tax Structure and Eliminate Dual Share Class

SCOTTSDALE, Ariz., Oct. 16, 2018 — Taylor Morrison Home Corporation (NYSE: TMHC), a national homebuilder and developer, today announced that it intends to implement a holding company reorganization, effective October 26, 2018. The reorganization will create a new holding company (“New Taylor Morrison”) that will become the new parent company of Taylor Morrison Home Corporation (“Current Taylor Morrison”). New Taylor Morrison will assume the name Taylor Morrison Home Corporation.

The holding company reorganization and the transactions described below are intended to simplify the company’s capital and tax structure and increase its operational flexibility. In particular, following the holding company reorganization New Taylor Morrison will eliminate the minority interest in its principal subsidiary and will retire all of its outstanding shares of Class B common stock so there will only be one remaining class of common stock outstanding after the transactions.

The holding company reorganization will be effected through a merger transaction among Current Taylor Morrison and certain of its subsidiaries that is intended to be a tax-free transaction for U.S. federal income tax purposes for Taylor Morrison stockholders. No stockholder vote of Current Taylor Morrison will be required to effect the merger transaction.

In the holding company reorganization, Current Taylor Morrison’s stockholders will automatically become stockholders of New Taylor Morrison, on a one-for-one basis, with the same number of shares and same ownership percentage of the same corresponding class of Current Taylor Morrison common stock that they held immediately prior to the holding company reorganization. Following the reorganization, the ticker symbol of New Taylor Morrison Class A common stock will remain “TMHC” and the CUSIP number will be the same as the CUSIP number for the Current Taylor Morrison Class A common stock.

New Taylor Morrison has also entered into arrangements with certain holders of partnership units of TMM Holdings II Limited Partnership, the principal subsidiary of Current Taylor Morrison (“TMM II”), and the related paired shares of Class B common stock. Following the completion of the holding company reorganization, all of the outstanding partnership units of TMM II and corresponding paired shares of Class B common stock of New Taylor Morrison (held by persons other than New Taylor Morrison and its subsidiaries) will be exchanged on a one-for-one basis, for shares of Class A common stock of New Taylor Morrison. Today, Current Taylor Morrison holds approximately 99% of the outstanding partnerships units of TMM II.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017 and 2018 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to the transactions and the lack of any material operational or financial impact related thereto.

Such risks, uncertainties and other factors include, among other things: the impact of future regulatory requirements related to the transactions, stock market and stock analyst reaction to the transactions, and the impact of the transactions on our credit rating, if any. In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.